UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  May 21, 2013

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	83-0374250
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
 (Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 21, 2013, Professional Diversity Network, Inc. (the “Company”) made available on its website its corporate presentation.  The corporate presentation can be accessed by going to www.prodivnet.com and selecting the “Investor Relations” link.   The presentation is attached as Exhibit 99.1.

On May 30, 2013, James Kirsch, chief executive officer of the Company, is scheduled to make a presentation to attendees at the 2nd Annual Marcum MicroCap Conference being held at the Grand Hyatt in New York, New York.  The presentation by Mr. Kirsch, which will include the corporate presentation, will be webcast live at 4:30 p.m. Eastern Standard Time and will be available via the Internet through the Company’s website at www.prodivnet.com (select the “Investor Relations” link) and will be available for replay for 90 days after the conference.

The information furnished on this Current Report on Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.          Financial Statement and Exhibits.

(d) Exhibits

99.1           Professional Diversity Network Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: May 21, 2013	By:	/s/ Myrna Newman
Myrna Newman
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Professional Diversity Network Presentation